                                                                     EXHIBIT 5.1
                                                                     -----------
                                    April 17, 1998


Diagnostic Health Services, Inc.
2777 Stemmons Freeway, Suite 1525
Dallas, Texas 75207

          Re:  Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Diagnostic Health Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 501,163 shares of the Company's common stock, par value $.001 per share (the "Shares"), which are being registered in connection with (i) the proposed sale of 327,250 Shares by the selling stockholder named therein (the "Resale Shares") and (ii) the possible issuance by the Company of 173,913 Shares in connection with a proposed business acquisition (the "Transaction Shares").

     In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, By-Laws and minutes, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

     We have been informed by the Company that the Resale Shares have been issued, and the certificates evidencing the same have been duly delivered, against receipt of the consideration stipulated therefor, which was not less than the par value of the Resale Shares, and that the Transaction Shares, if issued, will be issued, and the certificates evidencing the same will be duly delivered, against receipt of the consideration stipulated therefor, which will not be less than the par value of the Transaction Shares.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and have been, or when issued, delivered and paid for in accordance with the foregoing assumptions will be, validly issued, fully paid and non-assessable.

Diagnostic Health Services, Inc.
Registration Statement on Form S-3
April 17, 1998
Page 2



     The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this opinion and consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ GREENBERG TRAURIG HOFFMAN
                                    LIPOFF ROSEN & QUENTEL